Exhibit (d)(19)(ii)

AST Investment Services, Inc. and/or Prudential Investments LLC and Eagle Asset Management (“Subadviser”) hereby agree to amend each of the two subadvisory agreements (including amendments) listed below (together, the “Agreements”) by amending existing Schedule A to each such Agreement, which addresses the level of subadvisory fees under each such Agreement. Existing Schedule A is hereby replaced in its entirety with the attached Amended Schedule A, effective as of April 1, 2009.

The Agreements affected by this Amendment consist of the following:

1.

Subadvisory Agreement, dated as of April 30, 2005, by and among AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.), Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Small-Cap Growth Portfolio of Advanced Series Trust;

2.

Subadvisory Agreement, dated as of December 12, 2008, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Diversified Conservative Growth Portfolio of The Prudential Series Fund;

AST Investment Services, Inc. and/or Prudential Investments LLC and Subadviser further agree that Amended Schedule A supersedes any other fee arrangements, written or oral, that may be applicable to the Agreements listed above. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS HEREOF, AST Investment Services, Inc., Prudential Investments LLC, and Eagle Asset Management have duly executed this Amendment as of the date and year first written above.

AST INVESTMENT SERVICES, INC.

                                                                               By:___________________________

Name:________________________
Title:_________________________

PRUDENTIAL INVESTMENTS LLC

                                                                               By:___________________________

Name:________________________

                                                                               Title:_________________________

EAGLE ASSET MANAGEMENT

                                                                                 By:__________________________

Name:________________________

Title:_________________________

Effective Date: April 1, 2009